For Immediate Release



                               FIRST CAPITAL, INC.
                        ANNOUNCES DATE OF ANNUAL MEETING

         Corydon, Indiana. Wednesday, December 21, 2005. -- First Capital, Inc. (Nasdaq: FCAP) today announced that its annual meeting of stockholders will be held on Wednesday, April 19, 2006.

         First Capital, Inc. is the holding company for First Harrison Bank. First Harrison currently operates twelve full-service offices in the Indiana communities of Corydon (2), Palmyra, New Salisbury, Crandall, Georgetown, Hardinsburg, Greenville, New Albany (2), Floyds Knobs and Jeffersonville that provide deposit and lending services to customers in southeastern Indiana. First Harrison also offers online banking and electronic bill payments by accessing the Bank website at www.firstharrison.com.
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Contact:   First Capital, Inc.
           M. Chris Frederick - 812-738-2198, ext. 234